SCAN TO
VIEW MATERIALS & VOTE

:To Vote by Internet
1.Read the Proxy Statement and have the proxy card below at hand
2.Go to website [ ].
3.Follow the instructions provided on the website.

To vote by Telephone

1.Read the Proxy Statement and have the proxy card below at hand
2.Call [ ].
3.Follow the instructions.

*To Vote by Mail
1.Read the Proxy Statement.
2.Check the appropriate boxes on the proxy card below
3.Sign and date the proxy card
4.Return the proxy card in the envelope provided

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees of the USCA Premium Buy-Write Fund (the “Fund”) has recommended approval of the Agreement and Plan of Reorganization for the Fund, and encourages you to vote “FOR” the Proposal.	For	Against	Abstain
	☐	☐	☐

To approve the Agreement and Plan of Reorganization which provides for the reorganization of the USCA Premium Buy-Write Fund into the Ziegler FAMCO Hedged Equity Fund, a newly created series of Trust for Advised Portfolios.

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.
Please sign exactly as your name appears on this Proxy. If join owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on December 18, 2020. The proxy statement for this meeting is available at [ ].

USC Premium Buy-Write Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 18, 2020

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE USCA FUND TRUST

The undersigned hereby appoints Phil Pilibosian and Bryan Prihoda, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the USCA Premium Buy-Write Fund (the “Fund”), a series of USCA Fund Trust (the “Trust”), to be held on December 18, 2020, (the “Meeting”), to vote, as designated on the reverse side, all shares of the Fund, held by the undersigned at the close of business on October 20, 2020. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

At their discretion, the named proxies may vote upon any other matters which may legally come before the meeting, or any adjournment thereof.